UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 18, 2009

ETRIALS WORLDWIDE, INC.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

000-50531	20-0308891
(Commission File Number)	(IRS Employer ID Number)

4000 Aerial Center Parkway, Morrisville, North Carolina	27560
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code (919) 653-3400

__________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☒	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01.  Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On May 18, 2009, etrials Worldwide, Inc. received a notice from the Nasdaq Stock Market indicating that it no longer complies with the requirements of Nasdaq Marketplace Rule 5450(b)(1)(A) for continued listing on the Nasdaq Global Market. The rule requires that etrials maintain minimum stockholders’ equity of $10,000,000. As reported in etrials’ Quarterly Report on Form 10-Q for the three months ended March 31, 2009, etrials’ stockholders’ equity was $9,626,348 as of March 31, 2009.

etrials has until June 2, 2009 to provide a plan to regain compliance with the Nasdaq Global Market listing requirement and a time frame to complete the plan. If Nasdaq determines that etrials’ plan is not sufficient to achieve and sustain compliance in the long term, it will provide written notice that etrials’ securities will be delisted. At such time, etrials may appeal the decision to a Nasdaq Listing Qualifications Panel. etrials is currently preparing its plan for compliance with Nasdaq Global Market listing requirements and expects to submit the plan to Nasdaq by the June 2, 2009 deadline. etrials may also consider applying to list its securities on the Nasdaq Capital Market if it satisfies the requirements for continued listing on that market.

On May 22, 2009, etrials issued a press release regarding the notification from Nasdaq, a copy of which is attached to this report as Exhibit 99.1 and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d)   Exhibits.

Exhibit No.	Description

99.1	Press release dated May 22, 2009.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

ETRIALS WORLDWIDE, INC.

Date: May 22, 2009
/s/ Joseph (Jay) F. Trepanier, III
Joseph (Jay) F. Trepanier, III
Chief Financial Officer